UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
 (AMENDMENT NO. __)

Filed by the Registrant [x]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (ss.) 240.14a 11(c) or (ss.) 240.14a 12

American Beacon Funds
Registration Nos. 811-04984 and 033-11387
_______________________________________________________

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0 11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

American Beacon Bridgeway Large Cap Growth II Fund

Special Meeting of Shareholders to be held on
December 14, 2017

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

A Special Meeting of Shareholders is scheduled for December 14, 2017 at  2:00 p.m. (Central Time), at the offices of the fund, 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039. To date, our records indicate that we have not yet received your vote.  If you have already voted, please disregard this notice and thank you.

For the reasons set forth in the proxy materials, your Fund's Board of Trustees unanimously recommends that you vote "FOR" the proposal.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting.

If you have any questions regarding the proposal, or need duplicate proxy materials, please contact Computershare Fund Services at 1-866-456-7938.  Representatives are available Monday through Friday from 9:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. (Eastern time).  A copy of the proxy statement is also available on Computershare's website at www.proxy-direct.com/abf-29264.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.
Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.
Call the toll-free number found on your voting card(s) or voting instruction form, and follow the simple instructions.

3. By Speaking to a Proxy Specialist.
Call 1-866-456-7938 to speak to a live proxy specialist.  We can answer your questions and record your vote.

4. By Mail.
Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

Please try to utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE YOUR SHARES TODAY!